Morgan, Lewis & Bockius LLP
1111 Pennsylvania Avenue, NW                              MORGAN LEWIS
Washington, DC  20004                                     COUNSELORS AT LAW
Tel:  202.739.3000
Fax:  202-739-3001
www.morganlewis.com



October 28, 2003


The Oak Value Trust
3100 Tower Boulevard
Suite 700
Durham, N.C. 27707


Re: Opinion of Counsel regarding Post-Effective Amendment No. 10 to the Registration Statement filed on Form N-1A under the Securities Act of 1933 (File No. 33-90358)


Ladies and Gentlemen:

We have acted as counsel to The Oak Value Trust, a Massachusetts business trust (the "Trust"), in connection with the above-referenced registration statement (as amended, the "Registration Statement") which relates to the Trust's units of beneficial interest, having no par value (the "Shares") of the Oak Value Fund (the "Fund"). This opinion is being delivered to you in connection with the Trust's filing of Post-Effective Amendment No. 10 to the Registration Statement (the "Amendment") to be filed with the Securities and Exchange Commission pursuant to Rule 485(b) under the Securities Act of 1933 (the "1933 Act"). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have reviewed, among other things, executed copies of the following documents:

     (a) a certificate of the Secretary of the Commonwealth of Massachusetts as to the existence and good standing of the Trust;

     (b) the Agreement and Declaration of Trust for the Trust and all amendments and supplements thereto (the "Declaration of Trust");

     (c) a certificate executed by John F. Splain, the Secretary of the Trust, certifying as to, and attaching copies of, the Trust's Declaration of Trust and By-Laws (the "By-Laws"), and certain resolutions adopted by the Board of Trustees of the Trust authorizing the issuance of the Shares; and

     (d)  a printer's proof, dated October 27, 2003, of the Amendment.



PHILADELPHIA   WASHINGTON   NEW YORK   LOS ANGELES   MIAMI   HARRISBURG   PITTSBURGH
       PRINCETON   NORTHER VIRGINIA   LONDON   BRUSSELS   FRANKFURT   TOKYO

The Oak Value Trust                                 MORGAN LEWIS
October 28, 2003                                    COUNSELORS AT LAW
Page 2


In our capacity as counsel to the Trust, we have examined the originals, or certified, conformed or reproduced copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all original or certified copies, and the conformity to original or certified copies of all copies submitted to us as conformed or reproduced copies. As to various questions of fact relevant to such opinion, we have relied upon, and assume the accuracy of, certificates and oral or written statements of public officials and officers or representatives of the Trust. We have assumed that the Amendment, as filed with the Securities and Exchange Commission, will be in substantially the form of the printer's proof referred to in paragraph (d) above.

Based upon, and subject to, the limitations set forth herein, we are of the opinion that the Shares, when issued and sold in accordance with the Declaration of Trust and By-Laws, and for the consideration described in the Registration Statement, are legally issued, fully paid and non-assessable, except that, as set forth in the Registration Statement, shareholders of the Shares of the Trust may, under certain circumstances, be held personally liable for its obligations.

The opinion expressed herein is limited to the laws of the Commonwealth of Massachusetts.

We hereby consent to the filing of this opinion as an exhibit to, and to the reference to our firm in the caption "Legal Counsel" in, the Registration Statement. In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.


Very truly yours,

/s/  Morgan, Lewis & Bockius LLP